Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Applied Biometrics, Inc. of our report dated February 12, 1997 with respect to the financial statements for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus.

                                     /s/ Price Waterhouse LLP

                                     PRICE WATERHOUSE LLP

Minneapolis, Minnesota,
  December 16, 1997